UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 13, 2015

Omni Bio Pharmaceutical, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-52530	20-8097969
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

181 W. Boardwalk Drive, Suite 202, Fort Collins CO	80525
(Address of principal executive offices)	(Zip Code)

(970) 237-5142
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 12, 2015, Omni Bio Pharmaceutical, Inc. (the “Company” or “Omni”) and Bohemian Investments, LLC (the “Holder”) entered into a Second Modification and Exchange Agreement relating to the Company’s Senior Secured Convertible Promissory Note dated April 25, 2014, as amended (the “Note”). Pursuant to the Agreement, the Company modified and exchanged the Note, which was first amended on or about January 23, 2015, for a Second Amended Secured Convertible Promissory Note with the same substantive terms, except the maximum loan amount that Omni can borrow under the Note was increased from $2 million to $2.3 million.

On March 13, 2015, the Company drew down the additional $300,000 available under the Note, as further amended, taking the aggregate amount of the Company’s draws under the Note to the $2.3 million maximum. Borrowings under the note bear interest at 12% per annum and mature on December 31, 2017.

The foregoing descriptions of the Second Amended Secured Convertible Promissory Note and the Second Modification and Exchange Agreement are qualified in their entirety by reference to the Second Amended Secured Convertible Promissory Note and Second Modification and Exchange Agreement, respectively, filed herewith as Exhibits 10.1 and 10.2.

Item 8.01.	Other Events.

In 2012, the Company issued a total of 1,662,500 Units in a private placement at a purchase price of $1.00 per Unit. Each Unit was comprised of a convertible promissory note secured by 0.09 shares of BioMimetix stock owned by the Company, with a principal amount of $1.00, convertible into shares of Omni’s common stock at a price of $0.25 per share (the “2012 Notes”), and a warrant exercisable at $1.50 per share through October 31, 2017 (the “2012 Warrants”).

As of the filing of the Company’s Form 10-Q for the fiscal quarter ended December 31, 2014 and as disclosed therein, eight of the 2012 Notes had been converted pursuant to their terms into shares the Company’s common stock. As of March 13, 2015, all of the principal and accrued interest under the remaining 2012 Notes have been converted into shares of the Company’s common stock pursuant to the terms of the 2012 Notes, and there remain no 2012 Notes outstanding. The Company issued an aggregate 7,938,745 shares of its common stock upon conversion of all of the 2012 Notes, bringing total shares of common stock outstanding as of March 13, 2015 to 50,055,383.

In addition, certain outstanding 2012 Warrants, exercisable for an aggregate 952,800 shares of the Company’s common stock, were amended at the time of the respective 2012 Note conversions such that those 2012 Warrants may now be exercised at a price of $0.25 per share in lieu of the original $1.50 per share.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amended Secured Convertible Promissory Note of Omni Bio Pharmaceutical, Inc. dated April 25, 2014, executed March 12, 2015.

10.2	Second Modification and Exchange Agreement dated March 12, 2014 between Omni Bio Pharmaceutical, Inc. and Bohemian Investments, LLC., executed March 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Bio Pharmaceutical, Inc.

Date: March 13, 2015

By: /s/ John F. Riccardi
John F. Riccardi
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Second Amended Secured Convertible Promissory Note of Omni Bio Pharmaceutical, Inc. dated April 25, 2014, executed March 12, 2015.

10.2	Second Modification and Exchange Agreement dated March 12, 2014 between Omni Bio Pharmaceutical, Inc. and Bohemian Investments, LLC., executed March 12, 2015.